[HEMLOCK FEDERAL FINANCIAL CORPORATION LETTERHEAD]

April 3, 2002

Dear Fellow Stockholder:

               On behalf of the Board of Directors and management of Hemlock Federal Financial Corporation (the "Company" or "Hemlock Federal"), we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 10:30 a.m., Oak Forest, Illinois time, on May 1, 2002 at the main office of the Company located at 5700 West 159th Street, Oak Forest, Illinois 60452.

               In addition to the election of two directors of the Company, your Board of Directors is submitting for approval the adoption of the 2002 Hemlock Federal Financial Corporation Stock Option and Incentive Plan and approval the ratification of the appointment of Crowe, Chizek and Company LLP as auditors of the Company. The Board of Directors unanimously recommends that you vote for the election of the Board nominees for director, for the approval of the Stock Option Plan and for the appointment of Crowe, Chizek and Company LLP.

               We encourage you to attend the meeting in person. Whether or not you plan to attend, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.
Sincerely, /s/ Maureen G. Partynski Maureen G. Partynski Chairman of the Board and Chief Executive Officer

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HEMLOCK FEDERAL FINANCIAL CORPORATION
5700 West 159th Street
Oak Forest, Illinois 60452
(708) 687-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 1, 2002

               Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Hemlock Federal Financial Corporation (the "Company" or "Hemlock Federal") will be held at the main office of the Company located at 5700 West 159th Street, Oak Forest Illinois, at 10:30 a.m., Oak Forest, Illinois time, on May 1, 2002.

               A Proxy Card and a Proxy Statement for the Meeting are enclosed.

               The Meeting is for the purpose of considering and acting upon:
  The election of two directors of the Company;

  The approval of the adoption of the 2002 Hemlock Federal Financial Corporation Stock Option and Incentive Plan;

  The ratification of the appointment of Crowe, Chizek and Company LLP as auditors of the Company for the fiscal year ended December 31, 2002;
 and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

               Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 22, 2002 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

               You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Maureen G. Partynski Maureen G. Partynski Chairman of the Board and Chief Executive Officer

Oak Forest, Illinois
April 3, 2002

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

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HEMLOCK FEDERAL FINANCIAL CORPORATION
5700 West 159th Street
Oak Forest, Illinois 60452
(708) 687-9400

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 1, 2002

INTRODUCTION

               This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Hemlock Federal Financial Corporation (the "Company" or "Hemlock Federal") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at the main office of the Company, 5700 West 159th Street, Oak Forest, Illinois, on May 1, 2002, at 10:30 a.m., Oak Forest, Illinois, time, and at all adjournments or postponements of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about April 3, 2002. Certain of the information provided herein relates to Hemlock Federal Bank for Savings (the "Bank"), a wholly owned subsidiary and the predecessor of the Company.

               At the Meeting, the stockholders of the Company are being asked to consider and vote upon proposals to elect two directors of the Company, approve the adoption of the 2002 Hemlock Federal Financial Corporation Stock Option and Incentive Plan (the "Stock Option Plan") and to ratify the appointment of Crowe, Chizek and Company LLP as auditors of the Company for the fiscal year ending December 31, 2002.

Voting Rights and Proxy Information

               All shares of common stock, par value $.01 per share, of the Company (the "Common Stock") represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for election of the nominees for director named below, for the approval of the Stock Option Plan and for the proposal to ratify the appointment of Crowe, Chizek and Company LLP. The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

               A proxy given pursuant to this solicitation may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Rosanne Belczak, Secretary, Hemlock Federal Financial Corporation, 5700 West 159th Street, Oak Forest, Illinois 60452.

Vote Required for Approval of Proposals

               The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock entitled to vote is required to constitute a quorum at the Meeting. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Meeting by holders of the Company's Common Stock. This means that the two director nominees with the most affirmative votes will be elected to fill the available seats. If you vote "Withheld" with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining a quorum.

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               The proposal to approve the Stock Option Plan and the proposal to ratify the appointment of Crowe, Chizek and Company LLP requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting by holders of the Company's Common Stock. Proxies marked as abstaining from, and proxies returned by brokers as "non-votes" will be treated as present for purposes of determining a quorum at the Meeting; however, abstaining shares will have the same effect as a vote against the approval of the proposal to ratify the appointment of auditors while non-voted shares will have no effect on such proposal. Abstentions and non-voted shares will have no effect on the election of directors.

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Voting Securities and Certain Holders Thereof

               Stockholders of record as of the close of business on March 22, 2002 (the "Record Date") will be entitled to one vote for each share then held. As of that date, the Company had 973,186 shares of Common Stock issued and outstanding.

               The following table sets forth, as of the Record Date, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock and as to the shares of Common Stock beneficially owned by all directors and executive officers of the Company and the Bank as a group. An asterisk(*) in the table indicates that an individual beneficially owns less than 1% of the outstanding Common Stock of the Company.

Beneficial Owner	Shares Beneficially Owned at March 22, 2002	Percent of Class
Five Percent Beneficial Owners
First Manhattan Co.(1) 437 Madison Avenue New York, New York 10022	71,750	7.4%
Hemlock Federal Financial Corporation Employee Stock Ownership Plan(2) 5700 West 159th Street Oak Forest, Illinois 60452	172,770	17.8
Joseph H. Moss (3) 210 Interstate North Parkway, Suite 700 Atlanta, Georgia 30339	63,200	6.5
LaSalle Bank/ABN/AMRO (4) 135 S. LaSalle Street Chicago, Illinois 60603	96,112	9.9
Directors and Named Officers(5)(6)
Maureen G. Partynski, Chairman of the Board and Chief Executive Officer	121,491	12.4
Michael R. Stevens, President and Director	116,609	11.9
Rosanne Belczak, Vice President/Secretary and Director	32,841	3.3
Frank A. Bucz, Director	14,403	1.5
Kenneth J. Bazarnik, Director	20,668	2.1
Donald L. Manprisio, Director	2,661	0.3
G. Gerald Schiera, Director	15,104	1.5
Directors and executive officers of the Company and the Bank, as a group (8 persons)(5)	348,332	35.7%
__________________________
(1)	The above information regarding beneficial ownership by First Manhattan Co. is as reported by them in a statement dated February 14, 2002 on Schedule 13-G under the Securities Exchange Act of 1934, as amended. First Manhattan Co. reported sole voting and sole dispositive power over 61,550 shares and shared voting power over 3,000 shares and shared dispositive power over 10,200 shares.

(2)	The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 73,106 of which have been allocated to accounts of participants. First Bankers Trust, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants.

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(3)	The above information regarding beneficial ownership by Joseph H. Moss is reported by him in a statement dated September 5, 2001 on Schedule 13-D under the Securities Exchange Act of 1934, as amended. Mr. Moss reported sole voting and sole dispositive power of all 63,200 shares.

(4)	Amount represents shares held in the Company stock fund portion of Hemlock Federal Bank for Savings Profit Sharing Plan.
(5)	Amount includes shares held directly, shares held jointly with family members, shares held in profit sharing plan and retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole voting and/or investment power. The amounts reported also include 20,763, 20,763 and 4,637 shares awarded to Ms. Partynski, Mr. Stevens and Ms. Belczak, respectively, and 3,560 shares awarded to each non-employee director, except Donald Manprisio, respectively under the Company's Recognition and Retention Plan. Such shares vest over a five year period with the first installment vesting on October 22, 1998. In addition, the amounts include shares of Common Stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days of the March 20, 2001 voting record date, pursuant to the exercise of stock options, as follows:

Ms. Partynski - 41,527 shares	Mr. Bucz - 6,644 shares	Mr. Manprisio - 1,661 shares
Mr. Stevens - 41,527 shares	Mr. Bazarnik -6,644 shares
Ms. Belczak - 9,968 shares	Mr. Schiera - 6,644 shares
(6)	The address of each director and named officer is the same as that of the Company.

I.       ELECTION OF DIRECTORS

General

               The Company's Board of Directors currently consists of seven members. The Board is divided into three classes, each of which contains approximately one-third of the Board. Approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

               The table below sets forth certain information, as of the Record Date, regarding the composition of the Company's Board of Directors, including their terms of office. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Meeting FOR the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected. There are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.

               The following table sets forth certain information regarding the directors of the Company.

Name	Position(s) Held With the Bank	Age(1)	Director Since(2)	Term Expires
NOMINEES

Donald L. Manprisio	Director	63	2000	2005
Maureen G. Partynski	Chairman of the Board and Chief Executive Officer	42	1984	2005

DIRECTORS CONTINUING IN OFFICE

Michael R. Stevens	President and Director	42	1992	2003
Kenneth J. Bazarnik	Director	59	1982	2003
Rosanne Belczak	Vice-President/Secretary and Director	41	1996	2004
Frank A. Bucz	Auditor/Consultant and Director	73	1971	2004
G. Gerald Schiera	Director	63	1992	2004
________________________
(1) At December 31, 2001.
(2) Includes service as a director of the Bank prior to becoming a director of the Company.

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               The business experience of each director of the Holding Company and the Chairman Emeritus of the Bank for at least the past five years is set forth below.

               Donald L. Manprisio. Mr. Manprisio is a self-employed Certified Public Accountant, specializing in business accounting and taxes.

               Maureen G. Partynski. Ms. Partynski is the Chairman of the Board and Chief Executive Officer of the Bank, a position she has held since 1994. From 1989 to 1994, Ms. Partynski was the President of the Bank, and she served as Executive Vice-President from 1985 to 1989. She has worked with the Bank since 1982, and she has been a Director of the Bank since 1984. Ms. Partynski received a Masters in Business Administration from Saint Xaviers University. Ms. Partynski is the sister-in-law of Michael R. Stevens and the daughter of Joseph. P. Gavron, a director emeritus of the Bank.

               Michael R. Stevens. Mr. Stevens has been employed at the Bank since 1984 in various capacities, including Executive Vice-President and Financial Manager. He has served as the President of the Bank since 1994, and he has been a Director since 1992. Mr. Stevens received a Masters in Business Administration from Northwestern University. He is the brother-in-law of Maureen G. Partynski and the son-in-law of Joseph P. Gavron.

               Kenneth Bazarnik. Mr. Bazarnik is a retired plant engineer and manager for Foote-Jones/Illinois Gear, where he has worked since 1989.

               Rosanne Belczak. Ms. Belczak has served in her current position as Vice President of Marketing and Human Resources of the Bank since 1989 and has acted as corporate secretary since 1996. She previously held the position of marketing manager from 1982 to 1989.

               Frank A. Bucz. Mr. Bucz is a retired data control supervisor of CPC International. He also previously served as Secretary of the Bank from 1976 until 1996.

               G. Gerald Schiera. Mr. Schiera is owner of the G. Gerald Company, which specializes in aviation and engineering consultation.

Meetings and Compensation of the Board of Directors and Committees

               Hemlock Federal Financial Corporation. Meetings of the Company's Board of Directors are generally held on a quarterly basis. The Board of Directors met four times during the fiscal year ended December 31, 2001. During fiscal 2001, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. Directors of the Company are not paid a fee for serving on the Company Board.

               The Board of Directors of the Company has established standing Executive, Audit and Compensation Committees.

               The Company's Executive Committee exercises the powers of the full Board of Directors between board meetings, except that this Committee does not have the authority to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all of the property and assets of the Company. The Executive Committee is composed of Directors Partynski, Stevens and Belczak. The Executive Committee met twelve times during the year ended December 31, 2001.

               The Audit Committee is responsible for selecting the Company's independent accountants and meeting with the independent accountants to outline the scope and review the results of the annual audit. The current members of this Committee are Directors Bazarnik, Manprisio and Schiera. This Committee met four times during the year ended December 31, 2001. The Chair of the Audit Committee receives $500 per meeting, and committee members receive $300 per meeting.

               The Compensation Committee recommends employee compensation benefits and personnel policies to the Board of Directors, as well as salaries and cash bonus plan distributions concerning executive officers of the Company

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and the Association. The current members of this Committee are Directors Bazarnik and Schiera. This Committee met two times during the year ended December 31, 2001.

               The full Board of Directors of the Company acts as a Nominating Committee for the annual selection of its nominees for election as directors. Pursuant to the Company's Bylaws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of the Company at least 30 days prior to the meeting and such written nomination must contain certain information as provided in the Company's Bylaws. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited nominations.

               Hemlock Federal Bank for Savings. The Bank's Board of Directors meets monthly and may have additional special meetings. The Board of Directors met twelve times during the year ended December 31, 2001. During fiscal 2001, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. During fiscal 2001, each non-employee director received $800 per month with no additional compensation paid for special committee meetings. The Secretary receives $800 per meeting. Employee directors receive $725 per month with no additional compensation paid for special committee meetings. No special committee meetings were held during fiscal 2001.

               The non-employee directors of the Bank currently receive a fee of $850 as compensation for service on the Board of the Bank. Chairman Emeritus Joseph P. Gavron receives $725 per month and Director Emeritus Charles Gjondla receives $600 per month. Directors do not receive any other additional compensation for committee meetings attended.

Executive Compensation

               The following table sets forth the cash compensation paid or accrued by the Bank for services rendered during the fiscal year ended December 31, 2001 to Ms. Partynski, the Bank's Chief Executive Officer and to Mr. Stevens, the Bank's President. These individuals are also referred to in this proxy statement as the "named executive officers." No other officer made in excess of $100,000 during fiscal 2001. The Company's officers do not receive any compensation from the Company for services performed in their capacity as officers of the Company.
SUMMARY COMPENSATION TABLE
Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)(2)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation ($)
Maureen G. Partynski, Chief Executive Officer and Chairman of the Board	2001 2000 1999	$175,450(1) 153,700 123,400	$35,000 25,000 12,000	--- --- ---	--- --- ---	--- --- ---	--- --- ---	$53,773(3) 24,224 26,549
Michael R. Stevens, President and Director	2001 2000 1999	$181,125(1) 173,700 150,400	$35,000 25,000 12,000	--- --- ---	--- --- ---	--- --- ---	--- --- ---	$50,226(3) 29,168 31,190

_________________________
(1)   Includes directors fees of $8,700, $8,700 and $8,400 for fiscal years 2001, 2000 and 1999 respectively.
(2)   Pursuant to SEC rules, the table above excludes perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of salary and bonus.
(3)   Amounts represent allocations under Hemlock Federal Financial Corporation's ESOP.

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               The following table sets forth the number and value of unexercised stock options held by the named executive officers. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on December 31, 2001, the last trading day in fiscal 2001. On that date, the price was $25.50 per share, based on the closing price of the Company's common stock as reported on the Nasdaq Stock Market. No stock options were exercised by the named executive officers during the fiscal year ended December 31, 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-end Option/SAR Values
			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Maureen G. Partynski Chief Executive Officer Michael R. Stevens President	--- ---	$--- ---	41,527 41,527	10,381 10,381	$342,598 $342,598	$--- ---
_________________________-
(1) Represents options to purchase Common Stock awarded to the above-named officers of the Company. The options vest in five equal annual installments. The first four installments vested on October 22, 1998, 1999, 2000 and 2001 with the remaining installment to vest on October 22, 2002.

Employment Agreements

               The Bank has entered into employment agreements with Chairman Partynski and President Stevens providing for initial terms of three years. The employment agreements provide for annual base salaries in amounts not less than the individuals' current salaries and provide for annual extensions subject to the performance of annual formal evaluations by disinterested members of the Board of Directors of the Bank. The agreements also provide for termination upon the employee's death, for cause or in certain events specified by OTS regulations. The employment agreements are also terminable by the employee upon 90 days' notice to the Bank.

               The employment agreements provide for payment to Chairman Partynski and President Stevens of an amount equal to 299% of their five-year annual average base compensation, in the event there is a "change in control" of the Bank where employment involuntarily terminates in connection with such change in control or within twelve months thereafter. For the purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. §574.3 or 4. Such events are generally triggered by the acquisition or control of 10% of the Company's common stock. If the employment of Chairman/CEO Partynski or President Stevens had been terminated as of December 31, 2001 under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of approximately $415,800 and $435,600, respectively. The agreements also provide for the continued payment to Chairman/CEO Partynski and President Stevens of health benefits for the remainder of the term of their contracts in the event such individual is involuntarily terminated in the event of change in control.

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Change in Control Severance Agreements

               The Bank has entered into change in control severance agreements with Officers Rosanne Belczak, Jean Thornton and Neil Christensen. The agreements provide for initial terms of 24 months. The agreements provide for extensions of one year, on each anniversary of the effective date of the agreements, subject to a formal performance evaluation performed by disinterested members of the Board of Directors of the Bank. The agreement provides for termination for cause or in certain events specified by OTS regulations.

               The agreements provide for lump sum payments to the employee of 200% of their annual base compensation and the continued payment for the remaining term of the contract of life and health insurance coverage maintained by the Bank in the event there is a "change in control" of the Bank where employment terminates involuntarily within 12 months of such change in control. This termination payment is subject to reduction to the extent non-deductible for federal income tax purposes. For the purposes of the agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. §574.3 or 4 or any successor regulation. Such events are generally triggered upon the acquisition of control of 10% of the Company's Common Stock.

Benefit Plans

               General. The Bank currently provides insurance benefits to its employees, including health and life insurance, subject to certain deductibles and co-payments. The Bank also maintains a profit sharing plan for the benefit of its employees.

               Profit Sharing Plan. The Bank maintains a tax-exempt profit sharing plan and trust (the "Profit Sharing Plan"). All salaried employees are eligible to participate subject to certain vesting and other qualifying factors. The Bank did not make a contribution in fiscal 2001 and anticipates that profit sharing contributions over the next several years may be somewhat lower than those of the immediately preceding years in order to offset, in part, the expense of the ESOP.

               Employee Stock Ownership Plan. The Bank and the Company have adopted an ESOP for the benefit of full-time employees of the Bank. The ESOP is designed to meet the requirements of an employee stock ownership plan as described at Section 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, as such, the ESOP is empowered to borrow in order to finance purchases of the Company's Common Stock.

               The ESOP was funded with a loan from the Company. The proceeds from this loan were used by the ESOP to purchase eight percent of the Common Stock issued in the Conversion. The interest rate paid on this loan is the Internal Revenue Service ("IRS") prescribed applicable federal rate at the time of origination. The ESOP will repay the loan through periodic tax-deductible contributions from the Bank over a 10-year period. As a qualified employee pension plan under Section 401(a) of the Code, the ESOP is in the form of a stock bonus plan and provides for contributions, predominantly in the form of either the Company's Common Stock or cash, which will be used within a reasonable period after the date of contributions primarily to purchase the Company Common Stock. The maximum tax-deductible contribution by the Bank in any year is an amount equal to the maximum amount that may be deducted by the Bank under Section 404 of the Code, subject to reduction based on contributions to other tax-qualified employee plans. Additionally, the Bank will not make contributions if such contributions would cause the Bank to violate its regulatory capital requirements. The assets of the ESOP are invested primarily in the Company's Common Stock. The Bank will receive a tax deduction equal to the amount it contributes to the ESOP.

               From time to time, the ESOP may purchase additional shares of Common Stock for the benefit of plan participants through purchases of outstanding shares in the market, upon the original issuance of additional shares by the Company or upon the sale of shares held in treasury by the Company. Additional purchases, which are not currently contemplated, would be subject to then-applicable laws, regulations and market conditions. The ESOP purchased 2,566 shares in January, 2001 with funds held in liquidity.

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               All full-time salaried employees of the Bank are eligible to participate in the ESOP after they attain age 21 and complete one year of service during which they work at least 1,000 hours. Employees will be credited for years of service to the Bank prior to the adoption of the ESOP for participation and vesting purposes. The Bank's contribution to the ESOP is allocated among participants on the basis of compensation. Each participant's account will be credited with cash and shares of Company Common Stock based upon compensation earned during the year with respect to which the contribution is made. A participant will become fully vested in his or her ESOP account after completing five years of service. ESOP participants are entitled to receive distributions from their ESOP accounts only upon termination of service. Distribution will be made in cash and in whole shares of the Company's Common Stock. Fractional shares will be paid in cash. Participants will not incur a tax liability until a distribution is made.

               Participating employees are entitled to instruct the trustee of the ESOP as to how to vote the shares of Company Common Stock held in their accounts. The trustee, who has dispositive power over the shares in the Plan, is not affiliated with the Company or Hemlock Federal. The ESOP may be amended by the Board of Directors of the Company, except that no amendment may be made which would reduce the interest of any participant in the ESOP trust fund or divert any of the assets of the ESOP trust fund for purposes other than the benefit of participants or their beneficiaries.

Compensation Committee report on Executive Compensation

               Under rules established by the Securities and Exchange Commission (SEC), the Company is required to provide certain information and data regarding the compensation and benefits given to the Company's executive officers, including the Chief Executive Officer, and the President. The disclosure requirements include the use of tables and a report explaining the considerations and rationale that led to the fundamental executive compensation decisions for those individuals. To fulfill this requirement, at the direction of the Board of Directors, the Compensation Committee has prepared the following report for inclusion in the proxy statement.

               General. The Board of Directors of the Bank has delegated the authority and responsibility to the Compensation Committee to oversee the general compensation policies of the Bank, to establish compensation plans and salary levels for executive officers, and review the recommendations of management on compensation for other officers and employees of the Bank. The members of the Compensation Committee are outside directors.

               When the Bank converted from a mutually owned to a publicly owned company, the Compensation Committee developed an executive compensation plan designed to ( i) attract, motivate, reward and retain executive officers who are key to the long term success of the bank; and (ii) encourage decision making that maximized shareholder value. The Committee's ongoing compensation objective is to ensure that such compensation reflects the achievement of both long term and short-term goals as they relate to the Company's overall strategic planning process.

               Executive Compensation Policy. The compensation package given to executive officers of the Bank is comprised of a base salary and annual incentive bonus. Executive officers are also provided with other benefit plans available to all eligible employees, including the Employee Stock Ownership Plan. (ESOP) The Compensation committee reviews the compensation plan elements available to executive officers periodically as they relate to the policies described above. The Committee met two times in fiscal 2001 to review general compensation and benefit levels for the Bank and to review and recommend base salary and bonuses of the Chief Executive Officer and the President.

               Base Salary. It is the policy of the Compensation Committee to annually review executive Compensation packages, including base salaries paid or proposed to be paid, using information derived primarily from third party sources that provide compensation data and analysis from publicly held companies in the Company's market area. Using this and asset size, the Committee compares the positions under consideration with similar jobs in other financial institutions. Specific factors considered include the level of responsibility delegated to a particular officer, the complexity of the job being evaluated, the position's impact on both short and long term corporate objectives, the expertise and skill level of the individual under consideration, the degree to which the officer has achieved his or her management objectives for the plan year, and the officer's overall performance in managing his or her area of responsibility. The Compensation Committee's decisions are discretionary, and no quantifiable formula is used in arriving at a decision.

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               Benefit Plans. The Compensation Committee believes that a competitive benefit package is essential to attract and maintain highly qualified employees. The Compensation Committee's policy in regards to employee benefit plans is to provide competitive benefits to the employees if the Bank, including executive officers. The ESOP will provide executive officers and employees with an additional equity-based incentive to maximize long-term shareholder value. With the acquisition of Midwest Savings Bank in 2000, the asset size of the bank is over $270,000,000. Therefore, salary comparisons must be made with larger institution compensation guidelines.

               Chief Executive Officer. Total compensation paid to the Chief Executive officer for 2001 will be: $725 per month for Director's fees, and a base salary of $166,750. A mid year bonus of $15,000 will be paid because of profitability goals being met; with a remaining $20,000 year-end bonus to be paid. In determining total compensation paid to the Chief Executive Officer, the Compensation Committee considered factors relating to the performance of the Bank including deposit growth, the success of the branch facilities, the level of profits from operations, goals relating to loan volume, asset quality, increase in asset size and commensurate responsibilities with bank growth and Bank compliance.

               President. Total compensation paid to the President for 2001 will be $725 per month Director's fees and a base salary of $172,425. A mid year bonus of $15,000 will be paid because of profitability goals being met; with a remaining bonus of $20,000 to be paid at year-end. In determining the total compensation paid to the President, the Compensation Committee considered factors relating to the performance of the Bank, including the level of operating profit, the growth in deposits including those in the new Lemont branch, increase in asset size and commensurate responsibilities with bank growth, capital adequacy, fee income, loan volume, asset quality, and oversight of the Bank's operating structure.

Kenneth Bazarnik
G. Gerald Schiera

Report of the Audit Committee of the Board of Directors

               Notwithstanding anything to the contrary set forth in any of Hemlock Federal Financial Corporation's previous or future filings with the SEC that might incorporate this proxy statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any filing.

               Membership and Role of the Audit Committee. The Audit Committee consists of the following members of the Board of Directors of Hemlock Federal Financial Corporation: Kenneth J. Bazarnik, Donald L. Manprisio, and G. Gerald Schiera. Each member of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written audit committee charter as adopted by the Board of Directors of Hemlock Federal Financial Corporation, which is included in this proxy statement as Appendix A.

               The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities in regards to accounting, auditing, and reporting practices. The Audit Committee's primary responsibilities are to 1) serve as an objective and independent party to monitor Hemlock Federal Financial Corporation's financial reporting process and internal controls; 2) review and evaluate the audit efforts of Hemlock Federal Financial Corp's independent accountants and internal auditor; 3) review Hemlock Federal Financial Corp's quarterly financial performance and compliance with laws and regulations; and 4) provide a means of open communication among the Corporation's independent accountants, executive management and the internal auditor and the Board of Directors.

               Review of the Audited Financial Statements for Fiscal Year ended December 31, 2001. The Audit Committee has reviewed and discussed the audited financial statements of Hemlock Federal Financial Corporation for fiscal year ended December 31, 2001 with Hemlock Financial Corporation Management. Furthermore, the Audit Committee has discussed the matters required to be discussed by Statement of Auditing Standards No. 61 (communication with Audit Committees) with Crowe Chizek, the Corporation's independent accountants.

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               The Audit Committee has also received the written disclosures and the letter from Crowe Chizek required by the Independence Standards Board Standard No. 1 (Independence discussion with Audit Committees) and the Audit Committee has discussed the independence of Crowe Chizek with that firm.

               Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements of Hemlock Federal Financial Corporation be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC.

Donald L. Manprisio, Chairman
Kenneth J. Bazarnik
G. Gerald Schiera

Comparative Stock Performance Presentation

               Set forth below is a line graph comparing the cumulative total return on the company's Common Stock to the cumulative total return of the Nasdaq Market Index and the media General Savings and Loan Index for each annual period beginning on April 2, 1997 (the date the Company's Common Stock first reported on the Nasdaq Stock Market) though December 31, 2001. The presentation assumes $100 was invested on April 2, 1997 in the Company's Common Stock and in each of the indices and assumes the reinvestment of all dividends. Historical stock price is not necessarily indicative of future stock performance.

Certain Transactions

               The Bank has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. Loans to executive officers and directors are made in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans by the Bank to its directors and executive officers are subject to federal regulations restricting loan and other transactions with affiliated persons of the Bank. Loans outstanding to all directors and executive officers and their associates totaled $849,642 at December 31, 2001, which was 4.0% of the Bank's stockholders' equity at December 31, 2001. As of December 31, 2001, all such loans are performing in accordance with their repayment terms. In addition, during fiscal 2001, Director Frank Bucz received $4,700 for performing audits on the Bank's loan files.

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Section 16(a) Beneficial Ownership Reporting Compliance

               Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Bank's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the OTS initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, directors and greater than 10% beneficial owners are required by regulations to furnish the Bank with copies of all Section 16(a) forms they file.

               To the Bank's knowledge, based solely on a review of the copies of such reports furnished to the Bank and written representations that no other reports were required, for the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

II. APPROVAL OF THE 2002 STOCK OPTION AND INCENTIVE PLAN

General

               The Board of Directors has approved the adoption of the 2002 Stock Option and Incentive Plan.

              Purpose

               The purpose of the Stock Option Plan is to promote the long-term success of Hemlock Federal Financial Corporation and increase shareholder value by:
  attracting and retaining key employees and directors;

  encouraging directors and key employees to focus on long-range objectives; and

  urther linking the interests of directors, officers and employees directly to the interests of the shareholders.
                In furtherance of these objectives, our board of directors has adopted the stock option plan, subject to approval by the shareholders at the special meeting. A summary of the stock option plan is set forth below. This summary is, however, qualified by and subject to the more complete information set forth in the stock option plan, a copy of which is attached to this document as Appendix A.

Administration of The Stock Option Plan

               The stock option plan will be administered by the Compensation Committee, a committee of two or more members, each of whom must be a "non-employee director" and an "outside director," as those terms are defined in the stock option plan. The Compensation Committee will:

  select persons to receive options or stock appreciation rights from among the eligible participants;

  determine the types of awards and the number of shares to be awarded to participants;

  set the terms, conditions and provisions of the options or stock appreciation rights consistent with the terms of the stock option plan; and

  establish rules for the administration of the stock option plan.
               The committee has the power to interpret the stock option plan and to make all other determinations necessary or advisable for its administration.

               In granting awards under the stock option plan, the committee will consider, among other factors, the position and years of service of the individual, the value of the individual's services to Hemlock Federal and its subsidiaries and the added responsibilities of these individuals as employees, directors and officers of a public company.

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Number of Shares That May Be Awarded

               Under the stock option plan, the committee may grant awards for an aggregate of 48,562 shares of Hemlock Federal common stock. This amount represents 4.99 percent of the total outstanding shares on March 22, 2002. These awards may be in the form of (i) options to purchase shares of common stock for cash and/or (ii) stock appreciation rights granting the right to receive the excess of the market value of the shares of common stock represented by the stock appreciation rights on the date exercised over the exercise price. Stock options and stock appreciation rights are sometimes collectively referred to in this proxy statement as "awards."

               The 48,562 shares of Hemlock Federal common stock available under the stock option plan are subject to adjustment in the event of certain corporate reorganizations. As described in greater detail below, the total number of shares reserved for issuance under the stock option plan may increase over time as a result of the "reload" feature contained in the stock option plan. Awards that expire or are terminated unexercised will be available again for issuance under the stock option plan.

               The stock option plan provides for the use of authorized but unissued shares or treasury shares. Treasury shares are previously issued and outstanding shares of Hemlock Federal common stock which are no longer outstanding as a result of having been repurchased or otherwise reacquired by the company. We intend to fund the exercise of stock options with treasury shares to the extent available. To the extent we use authorized but unissued shares, rather than treasury shares, to fund exercise of stock options under the plan, the exercise of stock options will have the effect of diluting the holdings of persons who own our common stock. Assuming all options under the stock option plan are awarded and exercised through the use of authorized but unissued common stock, current shareholders would be diluted by approximately 4.33 percent. Some additional dilution may occur as a result of the stock option plan's "reload" feature, however, we would not expect such additional dilution to be material.

Reload Feature

               The number of shares available for awards under the stock option plan may be increased, from time to time and without shareholder approval, as a result of the plan's "reload" provision. Under the "reload" provision additional shares may be added to the remaining shares available under the plan as follows:
(i)	the cash proceeds received by us from the exercise of stock options granted under the plan may be used to repurchase shares of Hemlock Federal common stock with an aggregate price no greater than such cash proceeds; and

(ii)	any shares of Hemlock Federal common stock surrendered to us in payment of the exercise price of stock options granted under the plan will be made available for future awards.

Eligibility to Receive Awards

               The committee may grant options to directors, advisory directors, officers and employees of Hemlock Federal and its subsidiaries. The committee will select persons to receive options among the eligible participants and determine the number of shares underlying the options to be granted. There are currently 11 individuals who are eligible to receive awards under the Stock Option Plan.

Exercise Price of Awards

               Under the terms of the Stock Option Plan, the committee may grant stock appreciation rights or options to purchase shares of Hemlock Federal common stock at a price which may not be less than the fair market value of the common stock, as determined by the mean between the closing bid and asked quotations on the Nasdaq Stock Market on the date the award is granted.

Exercisability of Awards And Other Terms And Conditions

               Stock Options. Generally, options under the Stock Option Plan may not be exercised later than 15 years after the grant date. Subject to the limitations imposed by the provisions of the Internal Revenue Code, certain of the options granted under the Stock Option Plan may be designated "incentive stock options." Incentive stock options may not be

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exercised later than ten years after the grant date. Options which are not designated and do not otherwise qualify as incentive stock options in this document are referred to as "non-qualified stock options."

               The committee will determine the time or times at which a stock option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price with respect to the stock option may be made. Unless otherwise determined by the committee and set forth in the written award agreement evidencing the grant of the stock option, upon termination of service of the participant for any reason other than for cause, all stock options then currently exercisable by the participant shall remain exercisable for the lesser of (i) three months following such termination of service or (ii) until the expiration of the stock option by its terms. Upon termination of service for cause, all stock options not previously exercised shall immediately be forfeited.

               Stock Appreciation Rights. The committee may grant stock appreciation rights at any time, whether or not the participant then holds stock options. A stock appreciation right gives the recipient of the award the right to receive the excess of the market value of the shares represented by the stock appreciation rights on the date exercised over the exercise price. Stock appreciation rights generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Upon the exercise of a stock appreciation right, the holder will receive the amount due in cash or shares, or a combination of both, as determined by the committee. Stock appreciation rights may be related to stock options ("tandem stock appreciation rights"), in which case the exercise of one will reduce to that extent the number of shares represented by the other.

               Stock appreciation rights will require an expense accrual by Hemlock Federal each year for the appreciation on the stock appreciation rights which it anticipates will be exercised. The amount of the accrual is dependent upon whether and the extent to which the stock appreciation rights are granted and the amount, if any, by which the market value of the stock appreciation rights exceeds the exercise price.

               Acceleration of Vesting Requirements. The committee has the right to determine the terms and conditions upon which an award shall be granted. Accordingly, the committee may provide in the applicable award agreement, among other provisions not inconsistent with the Stock Option Plan, that upon the occurrence of certain events, such as involuntary termination of an employee, a holder of any unexpired option under the Stock Option Plan will have the right to exercise the option in whole or in part without regard to the date the option would be first exercisable. In addition, the Stock Option Plan provides that upon the occurrence of a change in control of Hemlock Federal a holder of any unexpired option under the Stock Option Plan will have the right to exercise the option in whole or in part without regard to the date the option would be first exercisable.

Transferability of Awards

               An incentive stock option awarded under the Stock Option Plan may be transferred only upon the death of the holder to whom it has been granted, by will or the laws of inheritance. An award other than an incentive stock option may be transferred during the lifetime of the holder to whom it was awarded pursuant to a qualified domestic relations order or by gift to any member of the holder's immediate family or to a trust for the benefit of any member of the holder's immediate family.

Effect of Merger on Option or Right

               Upon a merger or other business combination of Hemlock Federal in which it is not the surviving entity, the Stock Option Plan provides that each holder of an unexpired award will have the right, after consummation of such transaction and during the remaining term of the award, to receive upon exercise of the award an amount equal to the excess of the fair market value on the date of exercise of the securities or other consideration receivable in the merger in respect of a share of common stock over the exercise price of the award, multiplied by the number of shares of common stock with respect to which the award is exercised. This amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in the merger, consolidation or combination, or partly in cash and partly in one or more of the kind or kinds of property, all in the discretion of the committee.

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Amendment And Termination

               The Stock Option Plan shall continue in effect for a term of 15 years, after which no further awards may be granted under the Stock Option Plan. The board of directors may at any time amend, suspend or terminate the Stock Option Plan or any portion thereof, except to the extent shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. Shareholder approval will generally be required with respect to an amendment to the Stock Option Plan that will (i) increase the aggregate number of securities which may be issued under the plan, except as specifically set forth under the Stock Option Plan, (ii) materially increase the benefits accruing to participants under the Stock Option Plan, (iii) materially change the requirements as to eligibility for participation in the Stock Option Plan, or (iv) change the class of persons eligible to participate in the Stock Option Plan. No amendment, suspension or termination of the Stock Option Plan, however, will impair the rights of any participant, without his or her consent, in any award made under the Stock Option Plan.

Federal Income Tax Consequences

               Under current federal tax law, the non-qualified stock options granted under the Stock Option Plan will not result in any taxable income to the optionee at the time of grant or any tax deduction to Hemlock Federal. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their cost is taxable to the optionee as compensation income and is generally deductible by Hemlock Federal. The optionee's tax basis for the shares is the market value of the shares at the time of exercise.

               Neither the grant nor the exercise of an incentive stock option under the Stock Option Plan will result in any federal tax consequences to either the optionee or Hemlock Federal. Except as described below, at the time the optionee sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a long-term capital gain. If the optionee disposes of the shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the exercise price and the sale price will be taxed as ordinary income and Hemlock Federal will be entitled to a deduction in the same amount. The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as long-term capital gain if the applicable holding period is satisfied. If the optionee exercises an incentive stock option more than three months after his or her termination of employment, he or she generally is deemed to have exercised a non-qualified stock option. The time frame in which to exercise an incentive stock option is extended in the event of the death or disability of the optionee.

               The exercise of a stock appreciation right will result in the recognition of ordinary income by the recipient on the date of exercise in an amount of cash and/or the fair market value on that date of the shares acquired pursuant to the exercise. Hemlock Federal will be entitled to a corresponding deduction.

Awards Under The Stock Option Plan

               The following table presents information with respect to the options to purchase Hemlock Federal common stock granted under the Stock Option Plan. The options are granted to our directors, officers and employees as incentives. Accordingly, we will not receive any cash consideration for the granting of the options. Payment in full of the option exercise price, however, must be made upon exercise of any option. The option awards are subject to approval of the Stock Option Plan by our shareholders. On March 22, 2002, the latest practicable date available prior to mailing this proxy statement, the mean between the closing bid and asked quotations on the Nasdaq Stock Market was $24.35 per share.

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Hemlock Federal Financial Corporation 2002 Stock Option and Incentive Plan
Name and Position	Dollar Value(1)	Number of Shares
Maureen G. Partynski, Chairman and Chief Executive Officer	$---	11,000
Michael R. Stevens, President	---	11,000
Executive Group (4 persons)	---	29,424
Non-Executive Director Group (4 persons)	---	8,000
Non-Executive Officer Employee Group (3 persons)	---	11,136

(1)	Any value realized will be the difference between the exercise price and the market value upon exercise. Since the exercise price for the options will be set as of the date of shareholder approval, there is no current value.

               All options reflected in the table above have been granted, subject to shareholder approval of the Stock Option Plan, as follows:

(i)	the exercise price of the stock options will be equal the mean between the closing bid and asked quotations on the Nasdaq Stock Market of Hemlock Federal common stock on the date of grant.
(ii)	All executive officers granted awards will receive incentive stock options to the maximum extent permitted by law, with the remainder of these options being non-qualified stock options. The non-executive director group will receive non-qualified stock options and the non-executive officer employee group will receive incentive stock options. The incentive stock options have a term of ten years and the non-qualified stock options have a term of 15 years.

(iii)	the optionees generally may exercise their vested stock options, in whole or in part, at any time prior to, or within three months of, terminating their service with Hemlock Federal. If the optionee terminates service as a result of a disability, the exercise period is 12 months after termination of service. The exercise periods in the preceding sentences are extended for a 12-month period in the case of death of the optionee during these periods. If an optionee's service is terminated for cause, all of his or her rights under any unexercised options expire immediately upon his or her notice of the termination. Under no circumstances may an option holder exercise an option after the expiration of the option period.

Vote Required For Approval

               The affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote is required to approve the Stock Option Plan.

               The Board of Directors recommends that stockholders vote "FOR" the adoption of the Hemlock Federal Financial Corporation 2002 Stock Option and Incentive Plan.

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III. RATIFICATION OF THE APPOINTMENT OF AUDITORS

Audit Fees

               The independent auditor of the Company during the year ended December 31, 2001 was Crowe, Chizek and Company LLP. The aggregate fees and expenses billed by Crowe, Chizek and Company LLP in connection with the audit of the Company's annual financial statements as of and for the year ended December 31, 2001 and for the required review of the Company's financial information included in its Form 10-Q filings for fiscal 2001 was $35,900.

Financial Information Systems Design and Implementation Fees

               There were no fees incurred for these services for fiscal 2001.

All Other Fees

               The aggregate fees and expenses billed by Crowe, Chizek and Company LLP for all other services rendered to the Company for the year ended December 31, 2001 was $6,555.

               The Audit Committee, after consideration of the matter, does not believe that the rendering of these services by Crowe, Chizek and Company LLP is incompatible with maintaining Crowe, Chizek and Company LLP's independence as the Company's principal accountant.

               The Board of Directors has renewed the Company's arrangement for Crowe, Chizek and Company LLP to be its auditors for the 2002 fiscal year, subject to the ratification of the appointment by the Company's stockholders. A representative of Crowe, Chizek and Company LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

               The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP as the Company's auditors for the fiscal year ending December 31, 2002.

STOCKHOLDER PROPOSALS

               In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices, 5700 West 159th Street, Oak Forest, Illinois 60459, no later than December 4, 2002. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act of 1934, as amended. Otherwise, any stockholder proposal to take action at such meeting must be received at the Company's main office located at 5700 West 159th Street, Oak Forest, Illinois 60459 by March 2, 2003; provided, however, that in the event that the date of the annual meeting is held before April 11, 2003 or after June 30, 2003, the stockholder proposal must be received not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was first made. All stockholder proposals must also comply with the Company's by-laws and Delaware law.

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OTHER MATTERS

               The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

               The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company Common Stock. In addition to solicitation by mail, directors and officers of the Company and regular employees of the Association may solicit proxies personally or by telegraph or telephone, without additional compensation.

By Order of the Board of Directors Rosanne Belczak

Oak Forest, Illinois
April 3, 2002

Appendix A

APPENDIX A

HEMLOCK FEDERAL FINANCIAL CORPORATION
2002 Stock Option and Incentive Plan

               1.       Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its stockholders by providing a means for attracting and retaining directors, advisory directors and employees of the Company and its Affiliates.

               2.        Definitions. The following definitions are applicable to the Plan:

               "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

               "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Right, or any combination thereof, as provided in the Plan.

               "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

               "Board" -- means the board of directors of the Company.

               "Cause" -- means Termination of Service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

               "Code" -- means the Internal Revenue Code of 1986, as amended.

               "Committee" -- means the Committee referred to in Section 3 hereof.

               "Company" -- means Hemlock Federal Financial Corporation, a corporation chartered in the State of Delaware, and any successor thereto.

               "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee which is intended to qualify as an incentive stock option under Section 422(b) of the Code. Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

               "Market Value" -- means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act") on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing bid and asked quotations with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

               "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option.

               "Option" -- means an Incentive Stock Option or a Non-Qualified Stock Option.

               "Participant" -- means any director, advisory director or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

               "Plan" -- means this Hemlock Federal Financial Corporation 2002 Stock Option and Incentive Plan.

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               "Related" -- means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof.

               "Right" -- means a stock appreciation right with respect to Shares granted by the Committee pursuant to the Plan.

               "Shares" -- means the shares of common stock of the Company.

               "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either (i) an employee of the Company or any Affiliate for purposes of an Incentive Stock Option, or (ii) a director, advisory director or employee of the Company or any Affiliate for purposes of any other Award.

               3.        Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

               A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

               4.        Shares Subject to Plan.

                             (a)        Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 48,562, plus (i) the number of Shares repurchased by the Company in the open market or otherwise with an aggregate price no greater than the cash proceeds received by the Company from the exercise of Options granted under the Plan; plus (ii) any Shares surrendered to the Company in payment of the exercise price of Options granted under the Plan. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury Shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

                             (b)        During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 15,000 Shares, subject to adjustment as provided in Section 6.

               5.        Awards.

                              (a)        Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan and the requirements of applicable law as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

                                            (i)        Exercise Price. The exercise price per Share for an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option.

                                            (ii)        Option Term. The term of each Option shall be fixed by the Committee, but shall be no greater than 10 years in the case of an Incentive Stock Option or 15 years in the case of a Non-Qualified Stock Option.

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                                           (iii)        Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

                                            (iv)        Incentive Stock Options. Incentive Stock Options may be granted by the Committee only to employees of the Company or its Affiliates.

                                            (v)        Termination of Service. Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of the Option, upon Termination of Service of the Participant for any reason other than for Cause, all Options then currently exercisable shall remain exercisable for the lesser of (A) three months following such Termination of Service or (B) until the expiration of the Option by its terms. Upon Termination of Service for Cause, all Options not previously exercised shall immediately be forfeited.

                              (b)        Rights. A Right shall, upon its exercise, entitle the Participant to whom such Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Company shall not issue any fractional Shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the exercise price of such Right, multiplied by the number of Shares with respect to which such Right shall have been exercised. A Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Right was exercised. Upon the exercise or termination of a Related Option, any Related Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

               6.        Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as otherwise provided herein, any Award which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Award.

               7.        Effect of Merger on Options or Rights. In the case of any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Right has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

               8.        Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 8 shall be deemed a "change in control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board, or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned corporation (whether in stand alone or mutual holding company form) or for a sale or other disposition of all or substantially all the assets of the Company. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if a change in control shall occur, unless the Committee shall have

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otherwise provided in the Award Agreement, all Options and Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event. Provided, however, that no Option or Right which has previously been exercised or otherwise terminated shall become exercisable.

               9.        Assignments and Transfers. No Incentive Stock Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution. Any other Award shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, or a gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 9, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

               10.        Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate.

               11.        Delivery and Registration of Stock. The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

               12.        Withholding Tax. The Company shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Company shall have the right to require the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. All withholding decisions pursuant to this Section 12 shall be at the sole discretion of the Committee or the Company.

               13.        Amendment or Termination.

                             (a)        The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

                             (b)        The Committee may waive any conditions of or rights of the Company or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

               14.        Effective Date and Term of Plan. The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of fifteen years thereafter unless sooner terminated under Section 13 hereof.

Proxy Card

REVOCABLE PROXY

HEMLOCK FEDERAL FINANCIAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS

May 1, 2002

               The undersigned hereby appoints the Board of Directors of Hemlock Federal Financial Corporation (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on May 1, 2002 at the Company's main office, located at 5700 West 159th Street, Oak Forest, Illinois, at 10:30 a.m.. local time, and at any and all adjournments thereof, as follows:

I.	The election of the following directors each for a term of three years:

FOR	WITHHELD

DONALD L. MANPRISIO

MAUREEN G. PARTYNSKI

		FOR	AGAINST	ABSTAIN
II.	The approval of the adoption of the 2002 Hemlock Federal Financial Corporation Stock Option and Incentive Plan

		FOR	AGAINST	ABSTAIN
III.	The ratification of the appointment of Crowe, Chizek and Company LLP, independent auditors for the Company for the fiscal year ending December 31, 2002

              In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Back of Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

               The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of the Annual Meeting, a Proxy Statement and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001.

Dated: ________________________

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE